UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2024

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 8.01     OTHER EVENTS.
Opinion of the Liquidation Value of our Series J Preferred Stock and Series K Preferred Stock as of December 31, 2023

In order to assist broker-dealers in complying with their obligations under FINRA Rule 2331(c)(1)(B) with respect to customer account statements and our non-traded Series J Redeemable Preferred Stock (the “Series J Preferred Stock”) and our non-traded Series K Redeemable Preferred Stock (the “Series K Preferred Stock”), Ashford Hospitality Trust, Inc. (the “Company”, “we”, “us” or “our”) engaged Robert A. Stanger & Co., Inc. (“Stanger”) to provide an opinion of the liquidation value of our Series J Preferred Stock and our Series K Preferred Stock as of December 31, 2023 (the “Valuation Date”). The liquidation value is the amount that a holder of the Series J Preferred Stock or the Series K Preferred Stock would receive per share in the event of our liquidation. Based on certain assumptions and qualifications set forth in its report, Stanger concluded that the estimated liquidation value of the Series J Preferred Stock and the Series K Preferred Stock was $25.00 per share, which equals the per share liquidation preference for each series as set forth in the articles supplementary creating the Series J and the Series K Preferred Stock. In arriving at this conclusion, Stanger used the following valuation approaches:

Market capitalization. Stanger reviewed the public market capitalization of our common stock at its 52-week low, its 52-week high and the closing price as of the Valuation Date. Stanger adjusted the public common stock market capitalization for the liquidation value of all outstanding preferred securities to determine an adjusted market capitalization (before the preferred securities). In all cases, the preferred stock coverage ratio, which is the ratio of the adjusted market capitalization to the total liquidation preference for all of our outstanding preferred securities, was adequate as of the Valuation Date.

Analyst target prices. Stanger reviewed the most recently available target common stock prices published by analysts, as reported by Bloomberg Professional Terminal. Using the lowest target price, highest target price and average or “consensus” target price, Stanger estimated the common market capitalization as of the Valuation Date. Stanger adjusted the common market capitalization for the liquidation value of the preferred securities to determine an adjusted market capitalization. In all cases, the preferred stock coverage ratio, which is the ratio of the adjusted market capitalization to the total liquidation preference for all of our outstanding preferred securities, was adequate as of the Valuation Date.

Direct capitalization analysis. Stanger applied an estimated range of capitalization rates to our net operating income to determine an estimated range of real estate values, deducted our indebtedness, and adjusted for available working capital and for estimated non-controlling interests due to third parties as of the Valuation Date to derive an estimate of our equity value (before accounting for the preferred securities). Using the highest and lowest capitalization rates in Stanger’s range, our equity value exceeded the total liquidation preference for all of our outstanding preferred securities as of the Valuation Date.

Stanger is engaged in the business of providing valuation services for real estate assets and consulting services for non-traded REITs and their sponsors as well as for other real estate programs. Stanger has previously provided valuation services to us, most recently as of December 31, 2022, for which Stanger was paid normal and customary compensation, none of which was contingent upon their findings. In addition, Stanger has provided consulting services to Ashford Securities LLC, a subsidiary of Ashford Inc., since 2019 and has received normal and customary fees in connection with those services. As previously disclosed, we provide funds to Ashford Inc. in connection with the formation, registration and operations of Ashford Securities LLC.

Limitations of Estimated Liquidation Value per Share

As with any valuation methodology, the methodologies used to assess the estimated liquidation value per share are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates or methodologies could derive different estimated liquidation values per share, and this difference could be significant. The estimated liquidation value per share of each of the Series J Preferred Stock and the Series K Preferred Stock are not audited and do not represent a determination of the fair value of our assets or liabilities based on U.S. generally accepted accounting principles (GAAP) or the amount at which our shares of Series J Preferred Stock or Series K Preferred Stock would trade on a national securities exchange.

Further, the Company did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to December 31, 2023. Because of, among other factors, the high concentration of the Company’s total assets in real estate, changes in the value of individual assets in the Company’s real estate portfolio or changes in valuation assumptions could have a significant impact on the liquidation values of the Series J Preferred Stock and/or the Series K Preferred Stock.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

23.1    Consent of Robert A. Stanger & Co., Inc.
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: April 10, 2024	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary